Exhibit 99.2

Corporate Overview NASDAQ: BSVN

- Historically Ranked as One of the Top Performing Community Banks in the United States.[1]
- Track Record of Strong Profitability and Expense Control.
- Intense Focus on Underwriting and Asset Quality.
- Scalable and Consistently Growing Platform.
- A company that provides commercial banking services to businesses and their owners, 98.6% of our loans are commercial purpose loans. We deliver our products and services using a “branch-lite” model. Bank7 and its bankers are relationship bankers.
- Those factors, combined with our superb efficiency ratio and revenue per employee metrics, consistently produce strong profits, which provides a healthy shock-absorption cushion to our already-high levels of capital.



Tulsa
Oklahoma City
Fort Worth
Dallas

RANKED #10 OF THE TOP 100 PERFORMING COMMUNITY BANKS UNDER $3 BILLION IN ASSETS IN THE UNITED STATES FOR 2018 BY S&P GLOBAL MARKET INTELLIGENCE

RANKED IN THE TOP 100 FOR THE 8TH STRAIGHT YEAR, INCLUDING 4 YEARS IN THE TOP 5

	March 31, 2019	March 31, 2020	$ Change	% Change
Assets	$787 million	$974 million	$187 million	23.8%
Loans	$587 million	$786 million	$199 million	33.9%
Deposits	$687 million	$871 million	$184 million	26.8%

(1) *Best-performing community banks of 2018 under $3B in assets*, S&P Global Market Intelligence - https://www.spglobal.com/marketintelligence/en/news-insights/trending/5zt6a8x6w9-uBR3RAAq5xg2

1

   First Quarter Accomplishments      Strong Core Earnings  •  Loan growth and our stable net interest margin increased our net interest income, which also increased pre-tax, pre-provision income(1) by $588,000 YoY, or 8.6% from $6.8 million in Q1 2019, and did so in spite of falling interest rates.The Company earned $10.2 million in net interest income excluding loan fees in Q1 2020 compared to $9.1 million for Q1 2019(2).      All-time Highs & Robust Growth  •  Ended the quarter with $974.4 million in total assets, $785.7 million in total loans, and$871.0 million in total deposits.Changes from Q1 2019 to Q1 2020:Total assets increased $187.1 million, or 23.8%Total loans increased $199.1 million, or 33.9%Total deposit growth of $184.3 million, or 26.8%Despite our growth in assets, we have maintained a strong liquidity ratio, 20.39% as of quarter-end.  2          Capital Management  •  We paid our quarterly dividend of 10 cents per share (40 cents per share or 5.0% yield annualized based on a share price of $7.94).The Board of Directors approved an expansion of the stock buyback program, and as of quarter-end, the Company had repurchased approximately 793,000 shares, at an average price of $8.59 per share (83.8% of average Q1 tangible book value).Share repurchases were immediately accretive, as we ended the quarter with a tangible book value per share of $10.35, versus $10.22 without share repurchases.  Pre-tax, pre-provision income is a non-GAAP financial measure. See Appendix for reconciliation to its most comparable GAAP measure.Net interest income excluding fees is a non-GAAP financial measure. See non-GAAP reconciliation table for reconciliation to its most comparable GAAP measure.

Income Statement as a Percentage of Average Assets

BANK7

	2016		2017		2018		2019	
	Peer Group Median(1)	BSVN	Peer Group Median(1)	BSVN	Peer Group Median(1)	BSVN	Peer Group Median(1)	BSVN(2)
Net Interest Income	3.29%	5.07%	3.30%	5.79%	3.42%	5.38%	3.37%	5.28%
Non-Interest Income	0.75%	0.28%	0.72%	0.22%	0.66%	0.18%	0.69%	0.16%
Non-Interest Expense	2.75%	2.23%	2.70%	2.21%	2.72%	2.03%	2.64%	2.08%
Pre-tax, Pre-provision Earnings	1.36%	3.12%	1.42%	3.80%	1.50%	3.53%	1.46%	3.36%
Provision Expense	0.11%	0.26%	0.11%	0.19%	0.10%	0.03%	0.08%	0.00%
Net Income	0.90%	1.77%	0.76%	2.17%	1.11%	2.72%	1.10%	2.51%
ROATCE	9.86%	22.01%	8.37%	23.58%	11.55%	26.61%	11.16%	19.85%
Net Interest Margin	3.60%	5.16%	3.67%	5.87%	3.73%	5.49%	3.65%	5.35%
Efficiency Ratio	65.13%	41.48%	63.16%	35.98%	61.84%	36.02%	62.63%	38.53%

Pre-tax Pre-provision Return on Average Assets


4.00%
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
3.12%
3.80%
3.53%
3.36%
1.36%
1.42%
1.50%
1.46%
2016
2017
2018
2019
Peers
BSVN

Dollars are in thousands

(1) Includes major exchange-traded banks nationwide with assets between $500mm-$5bn (192 banks); Source: S&P Global Market Intelligence.

(2) Excludes non-cash executive stock transfer compensation expense of $11,796.

3

Shock-Absorption

Ability to withstand pandemic-induced economic stress illustrated over two years

	Regulatory Minimum Target Ratio	Q1 2020 Capital Ratios	Excess Capital to Target Ratio Expressed in %[1]	Excess Capital to Target Ratio Expressed in $[2]		Add: Pre-Tax Pre-Provision Income Cushion[3]		Less: $0.10 quarterly dividend over two years[4]		Total Shock Absorption Ability Prior to Hitting Reg Minimums
Tier 1 Leverage Ratio	4%	10.86%	171.50%	$60.0	+	$54.9	-	$7.4	=	$107.5
Common Equity Tier 1 Ratio	7%	12.30%	75.71%	$40.9	+	$54.9	-	$7.4	=	$88.4
Tier 1 Risk Based Capital Ratio	8.5%	12.30%	44.71%	$29.3	+	$54.9	-	$7.4	=	$76.8
Total Risk Based Capital Ratio	10.5%	13.41%	27.71%	$22.4	+	$54.9	-	$7.4	=	$69.9

Dollars are in millions

The above is simply an illustration and should not be considered a projection or forward-looking guidance of any kind.

(1) Excess capital to target ratio expressed in % is the difference between the actual ratio and regulatory minimum divided by the regulatory minimum.
(2) Excess capital to target ratio expressed in $ is the excess capital % multiplied by either average assets or risk-weighted assets, assuming a static balance sheet over the next 24 months.
(3) Trailing twelve months pre-tax pre-provision income of $27.45 million extrapolated over two years. Excludes the one-time non-cash executive stock transaction in Q3 2019.
(4) Assumes a quarterly $0.10 dividend over the next two years based on the current share count of 9,264,412.

4

Bank7 Corp. Key Statistics

For the Three Months Ended March 31, 2020

Balance Sheet	
Total assets	$974.4
Total loans	785.7
Total deposits	871.0
Noninterest-bearing deposits	254.7
Tangible shareholders' equity (1)	95.9
Profitability	
Net Income	$5.1
Efficiency ratio	37.00%
Return on average assets	2.32
Return on average tangible common equity	20.32
Net interest margin	5.31
Net interest margin (excluding loan fee income) (4)	4.72
Loans to deposits	90.2
Capital Ratios	
Tangible shareholders' equity to tangible assets (1)	9.86%
Tier 1 leverage ratio	10.86
Tier 1 risk-based capital ratio	12.30
Total risk-based capital ratio	13.41
Asset Quality	
Nonperforming assets to loans and OREO	0.42%
Nonperforming loans to total loans	0.42
Allowance for loan losses to total loans	1.08
Allowance for loan losses to nonperforming loans	256.7
Net charge-offs to average loans	-0.002

Total Assets



$563.5
$613.8
$703.6
$770.5
$866.4
$974.4
2015
2016
2017
2018
2019
Q1 2020

After Tax Net Income(2)(3)



$8.3
$10.4
$14.3
$20.1
Pro Forma
$20.0
$8.2
Pre-tax Pre-provision
$6.8
$5.1
Pre-tax Pre-provision
$7.4
$5.1
2015
2016
2017
2018
2019
Q1 2019
Q1 2020
8.6% increase YoY

Dollars are in millions.

Financial data is as of or for the twelve months ended December 31 of each respective year or the three months ended March 31, 2020.

(1) Tangible shareholders' equity and tangible shareholders' equity to tangible assets are non-GAAP financial measures. See non-GAAP reconciliation table for reconciliation to their most comparable GAAP measures.

(2) Profitability metrics are tax-adjusted as if the Company were a C Corporation at the estimated tax rates for the respective periods. Combined federal and state effective tax rates for the three months ended March 31, 2019 and 2020 were 25.0% and 25.3% respectively.

(3) Pro Forma 2019 net income is a non-GAAP financial measure which adds back the one-time, extraordinary compensation expense related to the non-cash executive stock transaction that took place during the period. See Pro Forma Net Income reconciliation table for detailed calculation of this measure.

(4) Net interest margin (excluding loan fee income) is a non-GAAP financial measure. See non-GAAP reconciliation table for reconciliation to its most comparable GAAP measure.

5

                                                                                       $7.5  $8.5  $8.8  $10.7  $11.1  $12.2  2.29%  2.23%  2.21%  2.05%  2.00%  5.00%4.50%4.00%3.50%3.00%2.50%2.00%1.50%1.00%0.50%0.00%  2015 2016 2017 2018  2019  Q1 2020  $1.0  $2.5  $4.0  $5.5  $7.0  $8.5  $10.0  $11.5  $13.0            Assets / Full-time equivalent employee Noninterest expense to average assets                21.1%  21.7%  23.3%  8.6%  20.3%  2015  Q1 2020                1.65%  1.78%  2.17%  1.03%  2.32%  2015  2016  2019  Q1 2020                41.9%  42.3%  37.2%  37.0%  65.4%  37.0%  2015 2016 2017 2018 2019 Q1 2020  A Continuation of BSVN Exceptional Performance      Return on Average Assets (1)(2)      Return on Average Tangible Common Equity (1) (2)  Dollars are in millionsFinancial data is as of or for the twelve months ended December 31 of each respective year or for the three months ended March 31, 2020.(1) Profitability metrics are tax-adjusted as if the Company were a C Corporation at the estimated tax rates for the respective periods.  (2) Pro Forma YTD ROAA, ROATCE, efficiency ratio, and noninterest expense to average assets ratio are non-GAAP financial measures. See non-GAAP reconciliation table for reconciliation to their most comparable GAAP measures.      2016 2017 2018 2019Leveraging Our Employee Base(2)      2017 2018Efficiency Ratio(2)  We continue to produce excellent returns on average assets (ROAA) and also on average tangible common equity (ROATCE). Annualized ROAA and ROATCE for the quarter were 2.35% and 20.5%, respectively.We have maintained our excellent efficiency ratio, as highlighted by our low noninterest expense to average assets ratio. Our efficiency ratio for the quarter was 37.0%.  6  5 ‐ y e a r a v e r a g e : 2 . 1 7% 2.75%      5 ‐ y e a r a v e r a g e : 2 2 . 7% 26.4%    Forma    Pro Forma  2.08%Pro Forma  Pro Forma      38.3%    2.51%Pro    20.9%      3.56%Actual

       $5.1  $5.1  Net Income    March 31, 2019    March 31, 2020  Balance Sheet and Earnings Growth  Dollars are in millions, except earnings per share.Financial data is as of the twelve months ended December 31 of each respective year or as of or for the three months ended March 31, 2020 and 2019.(1) Tangible book value per share is a non-GAAP financial measure. See Appendix for reconciliation to its most comparable GAAP measure.      Balance Sheet and Earnings Growth      Tangible Book Value (1)  For Q1, tangible book value per share grew by $0.57, or 5.8% (23.4% annualized).Balance sheet growth remains strong YOY, highlighted by 33.9% of loan growth, deposit growth of 26.8%, 23.8% total asset growth and 4.2% growth in total shareholders’ equity.We grew pre-tax, pre-provision earnings by 8.62% YOY in a falling interest rate environment, despite expenses related to our newly opened Dallas and Tulsa locations.  7        $93.8  $97.6  Total shareholders' equity                $787.2  $586.6  $686.7  $974.4  $785.7  $871.0  Total assets  Total loans  Total deposits                $7.24  $7.92  $8.49  $9.78  $10.35  2016 2017 2018 2019 Q1 '20

   Net Interest Margin  Financial data is as of or for the twelve months ended December 31 of each respective year, and as of the three months ended March 31, 2020.Net interest margin (excluding loan fee income) is a non-GAAP financial measure. See Appendix for reconciliation to their most comparable GAAP measures.      Net Interest Margin  Net interest margin excluding loan fee income continues to remain well within our historical range.  8                                      4.63%  4.37%  4.59%  4.78%  4.78%  4.72%  0.62%  0.79%  1.28%  0.71%  0.57%  0.59%  5.25%  5.16%  5.87%  5.49%  5.35%  5.31%  2015  2016  2017  2018  2019  Q1 2020      Net Interest Margin (excluding loan fee income)    Loan Fee Income Contribution

               0.07%  0.09%  0.004%  2016 2017 2018  -0.002%2019  -0.002%Q1 2020          Nonperforming Assets to Loans and OREO  Asset Quality      Asset quality remained strong, our quality underwriting and disciplined lending practices continued to produce low levels of nonperforming assets.  ALLL increased by $650,000, or 8.3%.  Net recoveries of $17,000 in Q1 2020.  We have experienced low historical net charge-offs and virtually zero oil & gas related charge-offs.  9              0.45%  0.35%  0.45%  0.47%  0.42%  2016  2017 2018 2019 Q1 2020Allowance for Loan Losses to Total Loans              1.37% 1.36%  1.31%  1.11%  1.08%  2016  2017 2018 2019Net Charge-Offs to Average Loans  Q1 2020                  319.53%  Allowance for Loan Losses to Nonperforming Loans404.55%  299.50%  235.40%  256.72%  2016 2017 2018 2019 Q1 2020Financial data is as of or for the twelve months ended December 31 of each respective year and as of or for the three months ended March 31, 2020.

Diversified Loan Portfolio

Gross Loan Portfolio Composition by Purpose Type



Agricultural Non-Farmland $25.94 3.3%
Agricultural Farmland $25.00 3.2%
Consumer $10.90 1.4%
Hospitality construction $14.88 1.9%
Commercial construction $32.79 4.2%
Commercial and industrial $227.06 28.8%
1-4 family construction $39.65 5.0%
1-4 family (commercial purpose) $34.76 4.4%
Energy - exploration & production $13.76 1.7%
Owner-occupied CRE $71.17 9.0%
Energy - mineral / royalty interest $28.32 3.6%
Energy - service companies $32.17 4.1%
Hospitality - operational properties CRE $160.65 20.4%
Energy - midstream $21.99 2.8%
Non-owner-occupied CRE $48.65 6.2%

Loan Portfolio Trends - Selected Categories

	Q1 2019	% of Total Loans	Q1 2020	% of Total Loans
Commercial & industrial	$124.88	21.24%	$227.06	28.83%
Hospitality	137.36	23.42%	175.53	22.28%
Energy	105.60	18.00%	96.24	12.22%
Agricultural	56.99	9.71%	50.94	6.47%

Top 20 Relationships

Industry	12/31/2018		12/31/2019		3/31/2020	
C&I	$73.87	32%	$60.58	21%	$117.41	37%
Hospitality	72.16	31%	98.63	35%	115.70	37%
CRE - Owner Occupied	9.65	4%	47.96	17%	48.70	16%
Energy	64.22	28%	49.72	17%	31.46	10%
Other	12.38	5%	28.98	10%	-	0%
	$232.28		$285.86		$313.27	

Dollars are in millions. Data as of March 31, 2020.

10

   Hospitality Loan Portfolio Detail  11  Blue collar portfolio that is better protected by the “cycle-down” effect of a recession.  Experienced owner/operators with decades of history that spans multiple recessions.Our operators only need 45-55% occupancy to amortize debt.  Diversified exposure to many reputable brands.  Mix of business, leisure, and interstate travel dependency.  Economy  16  $34.28  Midscale  22  111.43  Upper Midscale  5  29.82  Upscale  0  -  Luxury  0  -  Grand Total  43  $175.53   Hotel Portfolio Exposure by Class Number Balance as of Flag Type of Hotels Q1 2020   Hotel Portfolio Exposure by Flag# of Balance as of Hotel Flag hotels Q1 2020       Springhill Suites by Marriott  3  $34.29  Aloft Hotel  3  20.89  Holiday Inn Express & Suites  4  20.06  Home2 Suites - Hilton  2  8.93  La Quinta Inn & Suites  4  14.22  Quality Inn & Suites  3  15.43  Wingate by Wyndham Hotel  2  13.70  Red Roof Inn  3  9.35  Best Western  2  10.86  Other Brands  13  23.27  Independent  4  4.52  Grand Total  43  $175.53  Dollars are in millions.

   Hospitality Loan Portfolio Detail  12  Equity advantage – Average loan per room is $45,400 vs. estimated replacement cost of $115,000 per room.Consistent underwriting fundamentals.  Concentrated in “Drive-To” markets with no exposure to “Gateway” cities.No exposure to towns or cities that are heavily dependent on the energy space.      Portfolio Metrics – 34 Operating Properties  Dollars are in millions except per room data. Data as of March 31, 2020.  Average Loan Size  $4.73  Average Loan to Value  62%  Average DCR  1.34  Average Remaining Amortization  15.1 Years    Metro  #  OutstandingBalance  Commitment    Dallas/Ft. Worth Metro Area  25  $102.44  58.36% $162.80  69.02%  Other Texas Metros  9  30.26  17.24% 30.26  12.83%  Other  9  42.83  24.40% 42.83  18.16%  Grand Total  43  $175.53  100.00% $235.89  100.00%

Energy Portfolio Exposure

BANK7

Exploration & Production

Liquid Guarantor [1], Low decline production with amortizing ability at $30/barrel oil	23%	$3.11	Minimal risk
Hedged Production into 2021; 2 year remaining amortization or less, low loan to value	61%	8.36	
Low Decline Production, More than half of this exposure is backed by natural gas production	17%	2.29	
		$13.76	

Midstream

Liquid Guarantor [1]	31%	$6.87	Minimal risk
Midstream Equipment; 96% concentrated to a single, deeply experienced, well-capitalized group	66%	14.59	
Midstream A/R	2%	0.53	
		$21.99	

Mineral/Royalty

Loan to cost below 50%	67%	$19.06	Minimal risk
Loan to cost above 50%	33%	9.26	Elevated risk
		$28.32	

Service

Liquid Guarantor [1]	33%	$10.49	Minimal risk
Oilfield activity minimally impacted [2]	12%	3.74	
Heavily Impacted; Not Oilfield Specific Collateral [3]	28%	9.04	Moderate risk
Heavily Impacted; Oilfield Specific Equipment, A/R, and/or Real Estate [4]	25%	8.12	Elevated risk
Energy company A/R & oilfield inventory	2%	0.78	
		$32.17	

Energy Portfolio Total Loan Balance	**$96.24**
Less: Minimal Risk due to Liquid Guarantor Support	(20.47)
Less: Minimal Risk due to Hedged Production, Low LTV, and/or Long Production Life	(10.65)
Less: Minimal Risk due to Environmentally Driven Midstream Activity	(15.12)
Less: Minimal Risk due to Low Loan to Value on Income Producing Mineral Rights/Royalties	(19.06)
Less: Minimal Risk due to Insignificant Impact of Low Oil Prices to Date	(3.74)
Sub-Total - Remaining Loans With Moderate or Elevated Risk	**27.20**
Less: Moderate Risk due to Primary Collateral Type (ex. Trucks, Cranes, Rolling Stock etc.)	(9.04)
Sub-Total - Remaining Loans With Elevated Risk	**18.16**

Dollars are in millions

(1) Liquid Guarantor: Includes any loan that is backed by a guarantor with liquidity that exceeds 50% of the outstanding balance of a secured loan.

(2) Minimally Impacted: Includes borrowers that have yet to be affected by lower prices (ex. crude oil transportation, contractors working on long-term infrastructure projects)

(3) Moderate Risk: Includes borrowers that have been significantly impacted by lower prices but collateral that is useful in other industries (ex. Trucks, Cranes, Rolling Stock etc.)

(4) Includes drilling contractors, roustabout operations and various suppliers.

13

         Development and Lot Exposure  Low exposure in the lot & land development category – total of lot & land development loans was$21.1 million, or 2.69% of total loans at the end of Q1.Minimal raw land exposure – book balance of $504,945, or 0.64% of the total loan portfolio, and no additional commitments.14      2016  2017  2018  2019  Q1 2020  Lot & land development - total funded  $24.90  $15.70  $12.20  $15.30  $21.10  Lot & land development - total loans  4.96%  2.79%  2.03%  2.16%  2.69%      Dollars are in millions.  1 – 4 Family Construction        Homebuilder Loans  83% of 1-4 Family Construction loans are for low to moderate priced homes.           Loan Range   # ofHomes  % Homes perRange (#)  $ Committedper Range  % Committedper Range ($)    $450M and up  15  5%  $10.00  17%    $350M to $450M  8  3%  3.00  5%  83% of  $250M to $350M  36  12%  10.50  17%  exposure  $150M to $250M  110  36%  21.70  36%  below  $150M and Under  135  44%  14.60  25%  $450,000  Totals  304  100%  $59.80  100%

   Deposit Composition      Historical Deposit Growth          Deposit Composition as of March 31, 2020  85.1% of our loan customers also had a deposit relationship with us as of March 31, 2020.  Core Deposits(1)  Total organic core deposit growth YOY was $145.8M, or 23.8%.  Core deposits totaled $757.7 million as of March 31, 2020 compared to $611.9 million as of March 31, 2019.      Commentary  15                    76.8%                                                                        23.2%    26.5%    29.8%    28.9%    29.2%  2016    2017    2018    2019    Q1 2020  73.5%  70.2%  71.1%  70.8%  $549.6  $625.8  $675.9  $757.5  $871.0      Noninterest-bearing deposits Interest-bearing depositsDollars are in millions.Financial data is as of or for the twelve months ended December 31 of each respective year and as of or for the three months ended March 31, 2020.(1) We define core deposits as deposits obtained directly from the depositor and exclude deposits obtained from listing services and brokered deposits that are obtained through an intermediary.                            Noninterest- bearing demand$254.729.2%  NOW deposits$169.6 19.5%  Money Markets$141.1 16.2%  Savings$64.9 7.5%  Time deposits >$100,000$215.224.7%  Time deposits<$100K$25.52.9%

 Appendix  16

   2019 Pro Forma Net Income Reconciliation  17  On September 5, 2019, our largest shareholders, the Haines Family Trusts, contributed approximately 6.5% of their shares (656,925 shares) to the Company. Subsequently, the Company immediately issued those shares to certain executive officers, which was charged as compensation expense of $11.8 million, including payroll taxes, through the income statement of the Company. Additionally, at the discretion of the employees receiving shares to assist in paying tax withholdings, 149,425 shares were withheld and subsequently canceled, resulting in a charge to retained earnings of $2.6 million.  For the Year Ended December 31,2019  (Dollars in thousands) Pro Forma Net Income Total Interest Income  51,709  $      Total Interest Expense   $ 9,516  Net Interest Margin   $ 42,193  Provision for Loan Losses   $ -   Noninterest Income   $ 1,308  Noninterest Expense  $ 28,432  Less: Stock Transfer Comp. Expense   $ (11,796)  Pro Forma Noninterest Expense   $ 16,636  Pro Forma Pre-Tax Income   $ 26,866  Pro Forma Income Tax Expense (1)   $ 6,836  Pro Forma Net After-Tax Income   $ 20,030

Bank7 Corp. Financials

	As of or for the Three Months Ended March 31,		For the Year Ended December 31,				
	2020	2019	2019	2019 Pro Forma[(3)]	2018	2017	2016
(Dollars in thousands, except per share data)							
Income Statement Data:							
Total interest income	$ 13,507	$ 12,577	$ 51,709		$ 46,800	$ 42,870	$ 33,153
Total interest expense	2,075	2,224	9,516		7,168	4,739	3,303
Provision for loan losses	650	-	-		200	1,246	1,554
Total noninterest income	330	223	1,284		1,331	1,435	1,643
Total noninterest expense	4,353	3,755	28,432	16,636	14,967	14,531	13,121
Provision (benefit) for income taxes	1,708	1,705	6,844	6,836	797	-	-
Pre-tax Net income	6,759	6,821	15,045	26,842	25,796	23,789	16,817
Net income – C Corp	5,051	5,116	8,201	20,006	20,077	14,280	10,435
Balance Sheet Data:							
Cash and cash equivalents	$ 178,728	$ 190,426	$ 147,275		$ 159,849	$ 130,222	$ 103,665
Total loans	785,733	586,625	707,305		599,910	563,001	502,482
Allowance for loan losses	8,513	7,835	7,847		7,832	7,654	6,873
Total assets	974,350	787,236	866,392		770,511	703,594	613,771
Interest-bearing deposits	616,221	501,325	538,262		474,744	459,920	422,122
Noninterest-bearing deposits	254,735	185,351	219,221		201,159	165,911	127,434
Total deposits	870,956	686,676	757,483		675,903	625,831	549,556
Total shareholders' equity	97,616	93,753	100,126		88,466	69,176	55,136
Share and Per Share Data:							
Earnings per share (basic) – Pre-tax Net Income	$ 0.68	$ 0.67	$ 1.48	$ 2.63	$ 3.18	$ 3.26	$ 2.31
Earnings per share (basic) – C Corp [(1)]	0.51	0.50	0.81	1.96	2.48	1.96	1.43
Earnings per share (diluted) – Pre-tax Net Income	0.68	0.67	1.48	2.63	3.13	3.26	2.31
Earnings per share (diluted) – C Corp [(1)]	0.51	0.50	0.81	1.96	2.44	1.96	1.43
Dividends per share	0.10	-	0.60		0.84	1.34	0.96
Book value per share	10.54	9.20	9.96		8.68	9.49	7.57
Tangible book value per share [(2)]	10.35	9.01	9.78		8.49	9.19	7.24
Weighted average common shares outstanding–basic	9,973,359	10,187,500	10,145,032	10,192,930	8,105,856	7,287,500	7,287,500
Weighted average common shares outstanding–dilute	9,973,819	10,187,500	10,147,311	10,195,209	8,238,753	7,287,500	7,287,500
Shares outstanding at end of period	9,264,412	10,187,500	10,057,506	10,206,931	10,187,500	7,287,500	7,287,500

(1) Net income and earnings per share are tax-adjusted as if the Company were a C Corporation at the estimated tax rates for the respective periods. EPS calculation is based on diluted shares. Combined federal and state effective tax rates for the three months ended March 31, 2019 and 2020 were 25.0% and 25.3%, respectively.
(2) Represents a non-GAAP financial measure. See non-GAAP reconciliations table for reconciliation to its more comparable GAAP measure.
(3) All pro forma amounts relate to the one-time, non-cash executive stock transfer which occurred in September 2019. These amounts remove the compensation expense and related tax impact from net income. See detail and reconciliation on slide 17 of this presentation.

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Bank7 Corp. Financials

(Dollars in thousands, except per share data)	As of or for the Three Months Ended March 31,		For the Year Ended December 31,				
Performance Ratios:	2020	2019	2019	2019 Pro Forma[5]	2018	2017	2016
Return on average:							
Assets – Pre-tax	3.11%	3.67%	1.88%	3.36%	3.53%	3.62%	2.86%
Assets – C Corp [1]	2.32%	2.75%	1.03%	2.51%	2.75	2.17	1.78
Tangible common equity – C Corp [1]	20.32%	23.35%	8.58%	20.92%	26.40%	23.31%	21.73%
Shareholders' equity – Pre-tax	26.73%	30.46%	15.44%	27.55%	33.01	37.43	33.29
Shareholders' equity – C Corp [1]	19.97%	22.85%	8.42%	20.53%	25.69	22.47	20.65
Yield on earnings assets	6.27%	6.84%	6.55%		6.48	6.60	5.73
Yield on loans	7.05%	8.04%	7.58%		7.58	7.69	6.71
Yield on loans excluding fees	6.37%	7.15%	6.88%		6.71	6.14	5.76
Cost of funds	1.09%	1.37%	1.37%		1.11	0.80	0.62
Cost of int bearing deposits	1.52%	1.89%	1.89%		1.52	1.35	0.75
Cost of total deposits	1.09%	1.37%	1.37%		1.08	0.77	0.58
Net interest margin	5.31%	5.63%	5.35%		5.49	5.87	5.16
Net interest margin excluding loan fees	4.72%	4.93%	4.78%		4.78	4.59	4.37
Noninterest expense to average assets	2.00%	2.02%	3.56%	2.08%	2.05	2.21	2.23
Efficiency ratio [2]	37.00%	35.99%	65.39%	38.26%	37.04	37.24	42.31
Loans to deposits	90.22%	85.43%	93.38%		88.76	89.96	91.43
Liquidity Ratio	20.39%	27.50%	19.22%		23.44%	20.53%	18.57%
Credit Quality Ratios:							
Nonperforming assets to total assets	0.34%	0.60%	0.38%		0.35%	0.28%	0.37%
Nonperforming assets to total loans and OREO	0.42	0.80	0.47		0.45	0.35	0.45
Nonperforming loans to total loans	0.42	0.78	0.47		0.43	0.34	0.43
Allowance for loan losses to nonperforming loans	256.72	171.11	235.47		299.50	404.55	319.53
Allowance for loan losses to total loans	1.08	1.34	1.11		1.31	1.36	1.37
Net charge-offs to average loans	(0.002)	(0.002)	(0.002)		0.00	0.09	0.07
Capital Ratios:							
Total shareholders' equity to total assets	10.02%	11.91%	11.56%		11.48%	9.83%	8.98%
Tangible equity to tangible assets [3]	9.86	11.69	11.37		11.25	9.55	8.62
Tier 1 leverage ratio [4]	10.97	12.18	11.65		11.26	10.53	9.67
Tier 1 risk-based capital ratio [4]	12.45	16.05	14.28		14.78	12.58	11.33
Total risk-based capital ratio [4]	13.56	17.30	15.42		16.03	13.83	12.58

(1) Return on average assets and shareholders' equity are tax-adjusted as if the Company were a C Corporation at the estimated tax rates for the respective periods.
(2) Efficiency ratio is calculated by dividing noninterest expense by the sum of net interest income on a tax equivalent basis and noninterest income.
(3) Represents a non-GAAP financial measure. See non-GAAP reconciliations table for reconciliation to its more comparable GAAP measure.
(4) Ratios are based on Bank level financial information rather than consolidated information. At March 31, 2020, Tier 1 leverage ratio, Tier 1 risk based capital ratio, and total risk-based capital ratios were 10.86%, 12.30%, and 13.41% respectively for the Company.
(5) All pro forma amounts relate to the one-time, non-cash executive stock transfer which occurred in September 2019. These amounts remove the compensation expense and related tax impact from net income. See detail and reconciliation on slide 16 of this presentation.

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Non-GAAP Reconciliations

(Dollars in thousands, except per share data)	As of or for the Three Months Ended March 31, 2020	As of or for the Three Months Ended March 31, 2019	For the Year Ended December 31, 2019	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016
Tangible Shareholders' Equity						
Total shareholders equity	$ 97,616	$ 93,753	$ 100,126	$ 88,466	$ 69,176	$ 55,136
Goodwill and other intangibles	(1,737)	(1,943)	(1,789)	(1,995)	(2,201)	(2,407)
Tangible Shareholders Equity	95,879	91,810	98,337	86,471	66,975	52,729
Tangible Assets						
Total assets	$ 974,350	$ 787,236	$ 866,392	$ 770,511	$ 703,594	$ 613,771
Less: Goodwill and other Intangibles	(1,737)	(1,943)	(1,789)	(1,995)	(2,201)	(2,407)
Tangible assets	972,613	785,293	864,603	768,516	701,393	611,364
Average Tangible Common Equity						
Average shareholders equity	$ 101,718	$ 90,813	$ 97,431	$ 78,148	$ 63,558	$ 50,523
Less: Average goodwill and other Intangibles	(1,761)	(1,974)	(1,789)	(2,087)	(2,304)	(2,510)
Average Tangible Common Equity	99,957	88,839	95,642	76,061	61,254	48,013
End of period common shares outstanding	9,264,412	10,187,500	10,057,506	10,187,500	7,287,500	7,287,500
Book value per share	10.54	9.20	9.96	8.68	9.49	7.57
Tangible book value per share	10.35	9.01	9.78	8.49	9.19	7.24
Total shareholders' equity to total assets	10.02%	11.91%	11.56%	11.48%	9.83%	8.98%
Tangible shareholders' equity to tangible assets	9.86%	11.69%	11.37%	11.25%	9.55%	8.62%
Loan interest income (excluding loan fees):						
Total loan interest income, including fees	$ 13,106	$ 11,622	$ 48,200	$ 44,279	$ 41,450	$ 32,254
Loan fee income	(1,260)	(1,289)	(4,443)	(5,121)	(8,331)	(4,539)
Loan interest income excluding loan fees	11,846	10,333	43,757	39,158	33,119	27,715
Average Total Loans	$ 747,774	$ 586,408	$ 636,274	$ 583,821	$ 539,302	$ 481,028
Yield on loans	7.05%	8.04%	7.58%	7.58%	7.69%	6.71%
Yield on loans (excluding loan fee income)	6.37%	7.15%	6.88%	6.71%	6.14%	5.76%
Net interest margin (excluding loan fees):						
Net interest income	$ 11,432	$ 10,353	$ 42,193	$ 39,631	$ 38,131	$ 29,849
Loan fee income	(1,260)	(1,289)	(4,443)	(5,121)	(8,331)	(4,539)
Net interest income excluding loan fees	10,172	9,064	37,750	34,510	29,800	25,310
Average Earning Assets	$ 866,047	$ 745,739	$ 789,009	$ 721,935	$ 649,757	$ 578,832
Net interest margin	5.31%	5.63%	5.35%	5.49%	5.87%	5.16%
Net interest margin (excluding loan fee income)	4.72%	4.93%	4.78%	4.78%	4.59%	4.37%

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Legal Information and Disclaimer  This presentation and oral statements made regarding the subject of this presentation contain forward-looking statements. These forward- looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters. These other matters include, among other things, the impact of COVID-19 on the United States economy and our operations, the direct and indirect effect of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators. These forward-looking statements reflect Bank7 Corp.’s current views with respect to, among other things, future events and Bank7 Corp.’s financial performance. Any statements about Bank7 Corp.’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in (or conveyed orally regarding) this presentation may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this presentation should not be regarded as a representation by Bank7 Corp. or any other person that the future plans, estimates or expectations contemplated by Bank7 Corp. will be achieved. Bank7 Corp. has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Bank7 Corp. believes may affect its financial condition, results of operations, business strategy and financial needs. Bank7 Corp.’s actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict. If one or more events related to these or other risks or uncertainties materialize, or if Bank7 Corp.’s underlying assumptions prove to be incorrect, actual results may differ materially from what Bank7 Corp. anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Bank7 Corp. undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required by law. All forward-looking statements herein are qualified by these cautionary statements.Within this presentation, we reference certain market, industry and demographic data, forecasts and other statistical information. We have obtained this data, forecasts and information from various independent, third party industry sources and publications. Nothing in the data, forecasts or information used or derived from third party sources should be construed as advice. Some data and other information are also based on our good faith estimates, which are derived from our review of industry publications and surveys and independent sources. We believe that these sources and estimates are reliable, but have not independently verified them. Statements as to our market position are based on market data currently available to us. Although we are not aware of any misstatements regarding the economic, employment, industry and other market data presented herein, these estimates involve inherent risks and uncertainties and are based on assumptions that are subject to change.  This presentation includes certain non-GAAP financial measures, including pro forma net income, tax-adjusted net income, tax-adjusted earnings per share, tax-adjusted return on average assets and tax-adjusted return on average shareholders’ equity. These non-GAAP financial measures and any other non-GAAP financial measures that we discuss in this presentation should not be considered in isolation, and should be considered as additions to, and not substitutes for or superior to, measures of financial performance prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Bank7 Corp.’s non-GAAP financial measures as tools for comparison. See the table on Slide 15 of this presentation for a reconciliation of the non-GAAP financial measures used in (or conveyed orally during) this presentation to their most directly comparable GAAP financial measures.  21